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                                                                    EXHIBIT 99.7

                          CONSENT OF PROPOSED DIRECTOR

         The undersigned hereby consents to the inclusion of his name in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Fifth Third Bancorp ("Fifth Third") following the consummation of the merger of State Savings Company with and into Fifth Third.


                            Signature: /s/ Thomas E. Szykowny, attorney-in-fact
                                       for Donald B. Shackelford
                                       -----------------------------
                                       Donald B. Shackelford

Date: March 31, 1998